SHP ETF Trust 485BPOS

Exhibit 99(i)

September 27, 2022

SHP ETF Trust

14785 Preston Road

Suite 1000

Dallas, TX 75254

Dear Board Members:

A legal opinion (the “Legal Opinion”) that we prepared with respect to the Registrant was filed with the Securities and Exchange Commission as Exhibit (i) to Post-Effective Amendment No. 3 to the SHP ETF Registration Statement on Form N-1A (File Nos. 333-253997 and 811-23645), via EDGAR Accession No. 0001387131-22-001181 on February 2, 2022.

We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 11 under the Securities Act of 1933 (the “Amendment”) and consent to all references to us in the Amendment.

Very truly yours,

/s/ Thompson Hine LLP

THOMPSON HINE LLP

Thompson Hine llp	1919 M Street, N.W.	www.ThompsonHine.com
Attorneys at Law	Suite 700	O: 202.331.8800
	Washington, D.C. 20036-3537	F: 202.331.8330